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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan and the 2000 Nonstatutory Stock Option Plan of Celeritek, Inc. of our report dated April 25, 2000, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

 /s/ ERNST & YOUNG, LLP
 ----------------------
 San Jose, California
 November 10, 2000